STATE OF IDAHO
COUNTY OF SHOSHONE/SS
FILED

AUG 6 2 58 PM '02

/s/ Marie Anson
BY ________
DEPUTY

ROBERT R. ROWLEY, ISB 5231
WORKLAND & WITHERSPOON, PLLC
601 West Main Avenue, Suite 714
Spokane, WA 99201-0677
Telephone: (509) 455-9077
Facsimile: (509) 624-6441
Attorneys for Plaintiff

IN THE DISTRICT COURT OF THE FIRST JUDICIAL DISTRICT OF THE STATE OF IDAHO, IN AND FOR THE COUNTY OF SHOSHONE

In Re: WESTERN SILVER-LEAD CORPORATION, An Idaho corporation.	No. CV-02-37171 ORDER FOR COURT ORDERED MEETING (I.C. 30-1-703)

It is hereby ORDERED:

1. The time, date and place for the reconvened Western Silver-Lead Corporation Special Meeting of Shareholders (the "Meeting") shall be as follows:

   Time: 3:30 p.m.

   Place: Wallace Inn, 100 Front Street, Wallace, Idaho

   Date: August 16, 2002

2. The votes represented at the Meeting, in person or by proxy, shall constitute a quorum for action on all matters to be acted upon at the Meeting.

3. June 20, 2002 shall be the record date for determining shareholders entitled to vote at the Meeting

4. The following matters shall be considered at the Meeting:

(1) To ratify the election of Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden to the Company's board of directors to serve for the ensuing year or until their successors are duly elected and qualified.

(2) To amend the Company's Articles of Incorporation as follows:

(i) to change the par value of the Class A Non-Assessable Common Stock and the Class B Assessable Common Stock from $.05 per share to $.001 per share;

(ii) to increase the number of authorized shares of Class A Common Stock from 1,200,000 shares to 4,000,000 shares; and

(iii) to increase the number of authorized shares of Class B Common Stock from 2,400,000 shares to 4,000,000 shares.

(3) To change the Company's domicile of incorporation from the State of Idaho to the State of Florida through a merger with its wholly-owned subsidiary, Western SVL Corp., a Florida corporation.

(4) To ratify and approve the Asset Purchase Agreement dated as of November , 2001 between the Company, Western SVL, WSL, LLC, an Idaho limited liability corporation and Harry F. Magnuson, on the one hand, and Kykuit Corporation, a Florida corporation and its principals, Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden

(5) To ratify the appointment of DeCoria, Maichel & Teague, a Professional Services corporation, as the Company's independent accountants, to conduct the audit of the Company's financial statements for the fiscal year ended September 30, 2001 and such other periods as the Board of Directors may determine.

5. That the affirmative vote of the shares represented at the meeting in person or by proxy shall be required to approve each item to be considered at the meeting.

Dated this 6th day of August, 2002.

/s/ Fred M. Gibler

______________________________, Judge

Presented by:

WORKLAND & WITHERSPOON, PLLC

____
Robert R. Rowley, ISB 5231
Attorney for Petitioner